EXHIBIT 3.2
PACIFIC OFFICE PROPERTIES TRUST, INC.
AMENDED AND RESTATED BYLAWS
ARTICLE I
STOCKHOLDERS
     Section 1.01 Annual Meeting. An annual meeting of the stockholders for the election of Directors and the transaction of any other business within the powers of the Corporation shall be held during the month of May in each year, in each case on a date and at the time and place set by the Board of Directors.
     Section 1.02 Special Meetings.
          (a) Calling of Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by majority of the Whole Board. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption. Subject to the requirements of this Section 1.02, special meetings of the stockholders shall be called by the Secretary only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
          (b) Notice and Procedural Requirements for Special Meetings.
               (i) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary at the principal executive office of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the Board of Directors adopts a resolution fixing the Request Record Date. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.

               (ii) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request: (1) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary); (2) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request; (3) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record; (4) shall be sent to the Secretary at the Corporation’s principal executive office by registered mail, return receipt requested; and (5) shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
               (iii) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (ii) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.
               (iv) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated in a resolution approved by a majority of the Whole Board. In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th)

day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 1.02(b)(iii).
               (v) If written revocations of requests for a special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and have not revoked, requests for a special meeting to the Secretary, the Secretary shall: (1) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting; or (2) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
               (vi) The Chief Executive Officer, the President or the Board of Directors may, but shall not be obligated to, appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (1) five (5) Business Days after receipt by the Secretary of such purported request and (2) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than a majority of all of the votes that would be entitled to be cast at such meeting. Nothing contained in this Section 1.02(b)(vi) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
               (vii) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or other day on which banking institutions in California are authorized or obligated by law or executive order to close.
     Section 1.03 Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state: (a) the time and place of the meeting; (b) the purpose of the meeting, but only if the meeting is a special meeting or notice of the purpose of the meeting is otherwise required by the General Corporation Law of the State of Maryland, as now or hereafter in force (referred to herein as the “MGCL”) or other applicable law; and (c) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or, subject to the requirements of the MGCL, transmitted to the stockholder by electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If two (2) or more stockholders share an address, notice to such stockholders may be given by a single notice to the fullest extent permitted by the MGCL. Each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or a waiver by electronic transmission that is filed with the records of the stockholders’ meeting, or is present at the meeting in person or by proxy. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I, or the validity of any proceedings at any such meeting.
     The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 1.09(c)(iii)) of such postponement or cancellation prior to the meeting.
     Section 1.04 Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the chairman of the meeting, whether or not a quorum is present, to a time and date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 1.05 Quorum. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter constitutes a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Charter of the Corporation. Where a separate vote by a class or classes or series is required, stockholders of such class or classes or series, present in person or represented by proxy, representing a majority of the votes entitled to be cast by such class or classes shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present either in person or by proxy at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 1.06 Voting; Proxies.
          (a) Voting. Subject to the provisions of the Charter of the Corporation that provide for a greater or lesser number of votes per share for certain classes or series or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or the Charter of the Corporation for a specific action. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
          (b) Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. A stockholder may authorize another person to act as proxy by signing a writing authorizing such person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may also authorize another person to act as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy. A proxy may be made irrevocable if the proxy so states, but only for so long as it is coupled with an interest.
     Section 1.07 Conduct of Business.
          (a) Conduct of Meeting. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting. In the absence of such appointment, the Chairman of the Board or, in the case of a vacancy in the office or the absence of the Chairman of the Board, one of the following officers present at the meeting in the order of their rank: the Chief Executive Officer, the President, the Secretary, and the Chief Financial Officer/Treasurer, shall serve as chairman of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.
          (b) Order of Business; Rules and Regulations. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments by participants; (v) determining when the polls should be opened and closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders are not required to be held in accordance with Roberts Rules of Order or other rules of parliamentary procedure.
     Section 1.08 Conduct of Voting.
          (a) Inspectors of Election. The Board of Directors shall appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with these Bylaws and applicable law. If an inspector or inspectors are not appointed, the chairman of the meeting shall appoint one or more inspectors. If a person who has been appointed as an inspector fails to appear or act, the Board of Directors or the chairman of the meeting may fill the vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the qualifications of voters, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
          (b) Manner of Voting. All voting, except where otherwise required by applicable law, may be by a voice vote; provided, however, that upon an order by the presiding officer or upon a demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a Director at a meeting shall serve as an inspector at such meeting.
          (c) Voting by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice-president, a general partner, manager, managing member, authorized agent or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any Director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

          (d) Stock Owned by the Corporation. Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     Section 1.09 Stockholder Nominations of Directors and Proposals.
          (a) Nominations and Proposals for Annual Meetings of Stockholders.
               (i) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (1) pursuant to the Corporation’s notice of meeting; (2) by or at the direction of the Board of Directors; or (3) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.09(a) and at the time of the annual meeting, who is entitled to vote at the meeting on the election or the proposal for other business and who has complied with this Section 1.09(a).
               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a)(i) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 1.09(a)(ii) and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m. Pacific Time on the one hundred twentieth (120th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m. Pacific Time on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (1) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (3) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation; (4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) of this Section 1.09(a), (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; and (5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.
               (iii) Notwithstanding anything in this Section 1.09(a) to the contrary, in the event the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.09(a)(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Pacific Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
               (iv) For purposes of this Section 1.09, “Stockholder Associated Person” of any stockholder shall mean: (1) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder; (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder; and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.
          (b) Nominations and Proposals for Special Meetings of Stockholders.
               (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

               (ii) Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected: (1) pursuant to the Corporation’s notice of meeting; (2) by or at the direction of the Board of Directors; or (3) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in Section 1.09(a) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures and other requirements set forth in this Section 1.09.
               (iii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.09(a)(ii) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m. Pacific Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
          (c) Additional Requirements for Stockholder Nominations and Proposals.
               (i) If information submitted pursuant to this Section 1.09 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 1.09. Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.09 and (B) a written update of any information submitted by the stockholder pursuant to this Section 1.09 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.09.
               (ii) Only such individuals who are nominated in accordance with this Section 1.09 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.09. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.09.

               (iii) For purposes of this Section 1.09, (1) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (2) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
               (iv) Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
     Section 1.10 Participation via Conference Communications. The Board of Directors may, but shall not be obligated to, allow stockholders to participate in any annual or special meeting of stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time to the fullest extent permitted by the MGCL.
     Section 1.11 Place of Meetings. All meetings of stockholders shall be held at the place determined by the Board of Directors and stated in the notice of the meeting, and if the Board of Directors determines to hold a meeting solely by remote communication, the meeting need not be held at any place.
     Section 1.12 Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings a written consent which sets forth the action and is signed by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholder meeting. The Corporation shall give notice of any such action to each holder of each class of stock that is entitled to vote on such matter not later than 10 days after the effective time of the action.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.01 General Powers, Number, Tenure and Qualifications.
          (a) General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may, to the fullest extent permitted by the Charter of the Corporation, the MGCL and any other applicable law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
          (b) Number of Directors. The initial number of Directors shall be the number provided in the Charter. The Board of Directors may alter the number of Directors provided in the Charter at any time by establishing, increasing or decreasing the number of

Directors pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), provided that the number of Directors shall never be less than the minimum number of Directors required by the MGCL, and provided further that the number of Directors shall never be less than the minimum number of Directors provided in the Charter nor greater than the maximum number of Directors provided in the Charter, and provided further that the tenure of office of a Director shall not be shortened by any increase or decrease in the number of Directors. The tenure of office of any Director elected to fill a vacancy resulting from an increase in the number of Directors shall be determined as provided in Section 2.03.
          (c) Classes of Directors; Initial Tenure. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall initially be divided into three classes, as nearly equal in number as the then total number of Directors constituting the Whole Board permits with the term of office of one class expiring each year, to be known as Class I, Class II and Class III, respectively. The initial term of office of the members of Class I shall expire at the conclusion of the annual meeting of stockholders held in 2009; the initial term of office of the members of Class II shall expire at the conclusion of the annual meeting of stockholders held in 2010; and the initial term of office of the members of Class III shall expire at the conclusion of the annual meeting of stockholders held in 2011. The Board of Directors may establish new classes of Directors or otherwise change the number of classes of Directors at any time and to the fullest extent permitted by the MGCL pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number). Each Director shall hold office until his or her successor shall have been duly elected and qualified, including upon the delay of or the failure to hold any annual meeting of stockholders.
          (d) Terms of Office after Initial Term. At each annual meeting of stockholders, commencing with the annual meeting of stockholders held in 2008, Directors elected to succeed those Directors whose terms of office will expire at the conclusion of such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, unless the Board of Directors shall by resolution establish a different term of office for such Directors.
     Section 2.02 Chairman of the Board. The Board of Directors shall annually elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors. In the absence of the Chairman of the Board or if one is not elected, the Board of Directors shall designate another Director to perform such duties and functions.
     Section 2.03 Vacancies, Including Newly Created Directorships. Except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors, however arising, including, without limitation, vacancies arising from the death, resignation, removal or disqualification of one or more Directors and from newly created or established Directorships, may be filled only by the Board of Directors pursuant to a resolution approved by a majority of the remaining Directors then in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which such vacancy occurred. No decrease in the number of Directors constituting the Board of Directors shall shorten the tenure of any Director then in office. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than the minimum number of Directors required by the MGCL remain in office).
     Section 2.04 Removal. A Director may be removed only in accordance with the provisions of the Charter of the Corporation.
     Section 2.05 Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A written notice of each regular meeting of the Board of Directors shall not be required.
     Section 2.06 Special Meetings.
          (a) Calling of Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by a majority of the Directors then in office (rounded up to the nearest whole number), and shall be held at such place, on such date, and at such time as the Board of Directors or the person calling the meeting shall fix.
          (b) Notice of Special Meetings. Notice of the place, date, and time of each such special meeting of the Board of Directors shall be given to each Director who has not waived notice, except that the Board of Directors may adopt a resolution setting the place, date and time for holding one or more special meetings without giving notice other than such resolution. In the absence of such a resolution, notice of any special meeting of the Board of Directors shall be given by telephone, electronic mail, facsimile transmission, United States mail, personal delivery or courier to each Director at his or her business or residence address and/or telephone or facsimile number. The notice shall inform the recipient of the purpose and general business to be transacted at the special meeting.
          (c) Time of Notice. Notice of a special meeting of the Board of Directors given by telephone, electronic mail or facsimile transmission or personal delivery shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. It shall not be necessary to give notice of any special meeting to any Director who attends the meeting except when a Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened, or to any Director who, in a writing or electronic transmission executed and filed with the records of the meeting either before or after the meeting, waives such notice.
          (d) When Notice is Deemed Given. Notice of a special meeting of the Board of Directors shall be deemed to be given: (i) by telephone, when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party; (ii) by electronic mail notice, upon transmission of the message to the electronic mail address given to the Corporation by the Director; (iii) by facsimile transmission, upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt; (iv) by United States mail, when deposited in the United States mail properly addressed, with postage thereon prepaid; and (v) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient.
     Section 2.07 Quorum. A majority of the Directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to be present at any meeting, a majority of the Directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof other than an announcement made prior to or at the time of adjournment. The Directors present at a meeting that has been duly called and convened but which has not been adjourned may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Directors from the meeting to leave less than a quorum present, and in such case, the action of the majority of that number of Directors necessary to constitute a quorum shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.
     Section 2.08 Participation in Meetings by Conference Telephone. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.
     Section 2.09 Conduct of Business; Board Action. At any regular or special meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board may from time to time determine. The action of a majority of the Directors at a meeting at which a quorum is present shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.
     Section 2.10 Action without a Meeting. Any action permitted or required to be taken at a meeting of the Board of Directors may be taken if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each Director and filed in paper or electronic form with the minutes of the proceedings of the Board of Directors.
     Section 2.11 Adjournment. Any regular or special meeting of the Board of Directors may be adjourned from time to time by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the Directors present to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.
     Section 2.12 Compensation of Directors. Pursuant to a resolution of the Board of Directors, the Corporation may compensate Directors for their services as Directors, including,

without limitation, compensation for services as a member of the Board of Directors and as a member or the chairman of a committee of the Board of Directors, and may reimburse Directors for expenses incurred in performing such services as Directors, including expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors. Nothing in this Section 2.12 shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 2.13 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director: (a) announces his or her dissent to such action at the meeting, and (b) such dissent is (i) entered in the minutes of the meeting; (ii) filed in writing with the person acting as the secretary of the meeting before the meeting is adjourned; or (iii) forwarded in writing by such Director to the secretary of the meeting within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service. A Director who votes in favor of an action or fails to make his or her dissent to such action known at the meeting at which such action is taken shall have no right to dissent to such action.
     Section 2.14 Reliance upon Books, Reports and Records. In performing his or her duties, a Director shall be entitled to rely on any opinion, report or statement, including a financial statement of financial data, prepared or presented by: (a) an officer or employee of the Corporation whom the Director reasonably believes to be reliable and competent in the maters presented; (b) a lawyer, certified public accountant, appraiser, financial advisor, consultant, expert or other person as to a matter which the Director reasonably believes to be within such person’s professional or expert competence; or (c) a committee of the Board of Directors on which the Director does not serve as to a matter within its designated authority if the Director reasonably believes the committee to merit confidence. A Director who performs his or her duties in reliance on such an opinion, report or statement shall have immunities and protections to the fullest extent afforded by the MGCL and other applicable law.
     Section 2.15 Certain Rights of Directors, Officers, Employees and Agents. The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.
     Section 2.16 Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
ARTICLE III
COMMITTEES
     Section 3.01 Committees of the Board of Directors.
          (a) General Provisions. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Investment Committee, a Nominating Committee, and such other committees as the Board of Directors deems necessary or desirable. The membership of the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Nominating Committee shall consist of independent directors to the extent required by the applicable rules of the Securities and Exchange Commission or the American Stock Exchange or any other exchange upon which shares of Common Stock are then listed upon application of the Company. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.
          (b) Composition. Each committee shall be composed of one or more Directors or any other number of members specified in these Bylaws. The Chairman of the Board may recommend committees, committee memberships, and committee chairmanships to the Board of Directors. The Board of Directors shall have the power at any time to establish committee charters, appoint the chairman and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee.
          (c) Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, if appointed, shall consist of not less than three (3) members who meet the applicable independence requirements referenced in Section 3.01(a), and shall have authority: (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 1.09 of these Bylaws in order to determine compliance with such Bylaw provision; (ii) to recommend to the Board of Directors nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing; and (iii) to take such other actions as may be authorized or permitted pursuant to any resolution or committee charter approved by the Board of Directors. No Director shall serve on the Corporate Governance and Nominating Committee at a meeting at which he or she has been or is seeking to be proposed as a nominee.
          (d) Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.
     Section 3.02 Conduct of Business.
          (a) Procedures. The chairman of each committee shall determine the procedural rules for meeting and conducting the business of the committee, except as otherwise required by these Bylaws, applicable law or a resolution of the Board of Directors.
          (b) Quorum; Committee Action. A majority of the members of a committee shall constitute a quorum. If a quorum is present, the action of the majority of committee members present shall constitute the action of the committee unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation, these Bylaws or the Board of Directors.
          (c) Committee Meetings. Regular meetings of committees shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors or the committee and publicized among all members of the committee. A written notice of a regular committee meeting shall not be required. The chairman of a committee or any two members of the committee (if there are at least two members of the committee) may call and fix the time and place of any special meeting of a committee. Notice of special meetings of a committee shall be given in the same manner as notice for special meetings of the Board of Directors.
          (d) Participation in Committee Meetings by Conference Telephone. Members of a committee of the Board of Directors may participate in a meeting of the committee by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.
          (e) Action without a Meeting. Any action permitted or required to be taken at a meeting of a committee may be taken if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of such committee and filed in paper or electronic form with the minutes of the proceedings of such committee.
          (f) Adjournment. Any regular or special meeting of a committee of the Board of Directors may be adjourned from time to time by the chairman of the committee or a resolution approved by a majority of the members of the committee to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.

ARTICLE IV
OFFICERS
     Section 4.01 Generally.
          (a) Offices; Election and Appointment. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer/Treasurer and may include one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer may from time to time appoint one or more Senior Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries or Assistant Treasurers, in each case subject to the ratification of such appointments by the Board of Directors no less frequently than annually. Any two (2) or more offices except President and Vice-President may be held by the same individual.
          (b) Tenure. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.
          (c) Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Corporation and the person so removed. The Board of Directors may authorize any officer to remove subordinate officers.
          (d) Resignation. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time as is required by any contract between the officer and the Corporation, or if no such contract exists, as is specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the officer and the Corporation.
          (e) Interim Appointments; Vacancies. In the event of a vacancy in any office, the Board of Directors may fill such vacancy for the balance of the term. In the absence or incapacity of any officer, the Board of Directors may designate another person to fill such office on an acting basis.
          (f) Powers and Duties. All officers shall each have such powers and duties as are specified in or assigned pursuant to this Article IV.
     Section 4.02 Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervisory power and authority over the policies and affairs of the Corporation, the management and oversight of the administration and operation of the Corporation’s business, and such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors, or as are usually incident to the office of Chief Executive Officer. The Chief Executive Officer shall also see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect, and shall preside over each meeting of the stockholders unless the Board of Directors has designated another person to perform such functions. The person who is Chief Executive Officer may also serve as the Chairman of the Board and/or the President.
     Section 4.03 President. The President shall have such duties as are provided in these Bylaws or as are from time to time assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or if one is not elected, the President shall perform the duties and exercise the functions of the Chief Executive Officer unless the Board of Directors has designated another person to perform such duties and exercise such duties and functions.
     Section 4.04 Secretary. The Secretary shall issue notices of meetings, shall keep the minutes of the Corporation, shall have charge of the seal and the corporate books, shall sign or countersign such instruments as require his or her signature, shall maintain and preserve the Charter and Bylaws of the Corporation and the proceedings of regular and special meetings of the stockholders and the Board of Directors, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Secretary. The Secretary, when present, shall act as Secretary of each regular and special meeting of the Board of Directors and of the stockholders unless the Board of Directors or the Chief Executive Officer designates another person to perform such duties and functions.
     Section 4.05 Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or chief financial officer appointed by the Board of Directors, and shall keep regular books of account. The Chief Financial Officer/Treasurer shall deposit the funds of the Corporation in the name of the Corporation with such banks or trust companies or other entities as the Board of Directors from time to time shall designate or otherwise approve. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Chief Financial Officer/Treasurer.
     Section 4.06 Vice-Presidents. The Corporation may have one or more classes of Vice-Presidents, including Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents and Assistant Vice-Presidents. All Vice-Presidents shall have such duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.
     Section 4.07 Other Officers. The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.
     Section 4.08 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting or otherwise with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.
ARTICLE V
STOCK
     Section 5.01 Certificates of Stock. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall be signed by the officers of the Corporation in the manner permitted by the MGCL and shall contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
     Section 5.02 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.06, if such shares are certificated, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
     Section 5.03 Record Dates or Closing of Transfer Books. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
     Section 5.04 Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.
     Section 5.05 Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification that complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
     Section 5.06 Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificate may be issued. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
     Section 5.07 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
FINANCE
     Section 6.01 Checks, Drafts and Other Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer of the Corporation as shall from time to time be determined by the Board of Directors. In the absence of such a determination by the Board of Directors, all such checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, of the Corporation shall be signed by any two (2) of the following officers: the Chief Executive Officer, the President, the Chief Financial Officer/Treasurer, or an Assistant Treasurer.
     Section 6.02 Annual Statement of Affairs. The Chief Executive Officer or the Chief Financial Officer/Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, and within twenty (20) days after the meeting, placed on file at the Corporation’s principal office.
     Section 6.03 Fiscal Year. The fiscal year of the Corporation shall be the twelve (12) calendar month period ending on December 31st of each year.
     Section 6.04 Dividends. Distributions upon the stock of the Corporation, including dividends, may be authorized by the Board of Directors and may be paid in money, property or stock, subject to the provisions of the MGCL, any other applicable law and the Charter of the Corporation. If a stock dividend or stock split is not considered a distribution under the MGCL, it may be authorized by the Board of Directors in accordance with the provisions of the MGCL. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.
     Section 6.05 Loans. No loans constituting borrowed money shall be contracted on behalf of the Corporation and no evidence of indebtedness for borrowed money shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
     Section 6.06 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of depositories as the Board of Directors may designate or approve.
     Section 6.07 Investments. Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE VII
INDEMNIFICATION AND ADVANCE EXPENSES
     Section 7.01 Indemnification. The Corporation: (1) shall indemnify each of its current and former Directors and officers, whether serving the Corporation or at the request of the Corporation serving any other entity, including, without limitation, any subsidiary or other affiliate of the Corporation, including the advancement of expenses under procedures permitted or required by applicable law, unless it is established under the MGCL that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event any amendment to the MGCL permits the Corporation to provide broader indemnification rights than are set forth herein to its officers and directors, the Corporation provide such rights to the fullest extent required or permitted by the MGCL as so amended); and (2) may indemnify (including the advancement of expenses under procedures permitted or required by applicable law) current and former employees and agents of the Corporation as may be authorized by the Board of Directors in the specific case and permitted by applicable law or the Bylaws of the Corporation; provided, however, that, except as provided in Section 7.02 with respect to proceedings to enforce rights to indemnification or in a contract approved by the Board of Directors pursuant to a resolution approved by a majority of Directors then in office, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors pursuant to a resolution approved by a majority of the Directors then in office.
     Section 7.02 Procedure. If a claim under Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit against the Corporation. It shall be a defense to any action for advancement of expenses that the Corporation has not received both: (1) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct for indemnification has not been met; and (2) a written affirmation by the indemnitee or on the indemnitee’s behalf of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.
     Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by an indemnitee to whom the Corporation has not agreed to advance expenses, be a defense to such suit. In any suit brought by the indemnitee to enforce any right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise, shall be on the Corporation.
     Section 7.03 Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Charter, these Bylaws, any contract, agreement, vote of stockholders or disinterested Directors, or otherwise.
     Section 7.04 Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any Director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.
     Section 7.05 Miscellaneous. The Corporation shall not be liable for any payment under this Article VII in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually and unconditionally received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Section 7.01 and Section 7.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of all of any portion of this Article VII shall not in any way diminish any rights of any person to indemnification or advancement of expenses of or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article VII is in force.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.
     Section 8.02 Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require. The principal executive office of the Corporation shall be 233 Wilshire Boulevard, Suite 830, Santa Monica, California 90401, unless the Board of Directors designates a different principal executive office.
     Section 8.03 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
     Section 8.04 Corporate Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
     Section 8.05 Notices.

          (a) Notices to the Corporation. All notices required to be given to the Corporation under these Bylaws shall be given as provided in these Bylaws or as required by applicable law. If applicable law or these Bylaws do not specify the manner of giving notice to the Corporation in a specific situation, such notice shall be in writing and shall be sent by United States mail, personal delivery or private courier to the Corporation at its principal executive office, in each case addressed to the Chief Executive Officer and the Secretary of the Corporation. Unless these Bylaws or applicable law require otherwise, notices given to the Corporation by personal delivery, private courier or United States mail and addressed in the manner specified above shall be effective only upon actual receipt by the Corporation, and notices given to the Corporation by telephone, facsimile transmission, electronic mail or any other means shall be ineffective, whether or not actually received by the Corporation.
          (b) Other Notices. All notices required to be given to any stockholder, director, officer, employee or agent of the Corporation may be effectively given by personal delivery, private courier, United States mail, electronic mail or facsimile transmission, unless a different manner of notice is required by these Bylaws, the MGCL, any other applicable law or contract. All notices to any stockholder, director, officer, employee or agent shall be addressed to him, her or it at his, her or its last known address as the same appears on the books of the Corporation. All notices sent to any such stockholder, director, officer, employee or agent shall be deemed to be given if sent: (i) by personal delivery when personally delivered to the intended recipient; (ii) by United States mail, when deposited in the United States mail, properly addressed to the intended recipient, with postage thereon prepaid; (iii) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient; (iv) with respect to notices sent by the Corporation, by electronic mail, upon transmission of the message to the electronic mail address given by the intended recipient to the Corporation or appearing on its books and records; and (v) with respect to notices sent by the Corporation, by facsimile transmission, upon completion of the transmission of the message to the number given by the intended recipient to the Corporation or appearing on its books and records and receipt of a completed answer-back indicating receipt.
     Section 8.06 Waiver of Notice. A written waiver of any notice, signed by the corporation or a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to the Corporation or such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
     Section 8.07 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
     Section 8.08 Control Share Acquisition Act Opt-out. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of capital stock of the

Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, shall, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE IX
AMENDMENTS
The Board of Directors shall have the exclusive power to adopt, alter, amend, restate or repeal the Bylaws of the Corporation; provided, however, that no alteration, amendment or repeal of Article VII of these Bylaws may affect the right of any person entitled to indemnification arising, and in connection with conduct, prior to such alteration, amendment or repeal. Any adoption, alteration, amendment, restatement or repeal of the Bylaws of the Corporation by the Board of Directors shall be pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).